UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2009

RIVERVIEW BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	000-22957	91-1838969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (360) 693-6650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)  On October 5, 2009, Riverview Bancorp, Inc. ("Company"), the holding company of Riverview Community Bank (“Bank”), announced that Gerald L. Nies had been appointed to the Company’s and the Bank’s Boards of Directors effective September 23, 2009.  Mr. Nies was not appointed to serve on any of the Company's or the Bank’s Committees of their respective Boards of Directors at this time.

There are no family relationships between Mr. Nies and any director or other executive officer of the Company and the Bank and he was not appointed as a director pursuant to any arrangement or understanding with any person. Mr. Nies has not engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

For further information concerning Mr. Nie’s background, see the Company's press release dated October 5, 2009 which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) The Company also announced on October 5, 2009 that its Board of Directors amended the Company's Bylaws on September 23, 2009 to increase the size of the Board from seven to eight members. In addition, the Company also announced on October 5, 2009 that the Bank’s Board of Directors had amended the Bank's Bylaws on September 23, 2009 to increase the size of the Board from seven to eight members.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

3.2      Amended and Restated Bylaws of Riverview Bancorp, Inc.

99.1    News Release of Riverview Bancorp, Inc. dated October 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERVIEW BANCORP, INC.

Date: October 5, 2009	Kevin J. Lycklama
Kevin J. Lycklama
Chief Financial Officer
(Principal Financial Officer)